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                                                          Exhibit 10.8

                              THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.
                              Human Resources Division
                              800 17th Street, N.W.
                              Washington, D.C.  20074-0097
                              (202) 835-6320  Fax: (202) 835-6341

                              KATHERINE MCKENZIE D'ARCY
                              Senior Vice President
                              and Director Human Resources

RIGGS Logo

October 5, 1994

Mr. Fred L. Bollerer
911 Rolling Holly Drive
Great Falls, VA 22066

Dear Fred:

We are pleased that you have accepted our offer as President and Chief Executive Officer of The Riggs National Bank of Washington, DC, and would like to take this opportunity to confirm the terms and conditions of that offer in writing:

Title:                        President and Chief Executive Officer
                              The Riggs National Bank of Washington, D.C.

Effective Date:               July 13, 1994.

Salary:                       $300,000, annually.

Options: Effective July 13, 1994, you received 75,000 options which vested that day, but will not be exercisable until the earliest to occur of the following dates, provided you are still employed by Riggs: five years from the date of the Grant (July 12, 1999); or the date on which the reported closing price of Riggs National Corporation Common Stock has been at least $12.00 per share on 90% of the trading days during any consecutive 6 month period; or the date on which change in control occurs, as defined by the plan. The issue price of your options is $9.00 per share, the closing price of the stock on July 13.

Bonus: 50% of base pay. This amount is based on ROA of 50 basis points for 1994 and 75 basis points for 1995.

SERP: Upon normal retirement, as defined by the Plan, you will be entitled to a maximum benefit of $40,000 annually for 15 years. This benefit will cliff vest 100% in 3 years.

                              CONFIDENTIAL

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Bollerer




Club Membership:              Riggs will pay any initiation fee, plus any
                              monthly fees for you at the social club of your choice.

The title and salary offer were approved by the Joint Compensation Committee, the Board of Directors of Riggs National Corporation and The Riggs National Bank of Washington, DC. The Stock Options and their vesting schedule were approved by the Outside Directors Committee. Please indicate your acceptance of this offer by signing a copy of this letter and returning it to me for the files.


Sincerely,

/s/ KATHERINE M. D'ARCY
________________________
  Katherine M. D'Arcy



Signature:     /s/ FRED L. BOLLERER
               _____________________
                  Fred L. Bollerer

Date:          October 5, 1994
               _____________________





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